Exhibit xx
FIRST AMENDMENT TO
WESTWOOD HOMESTEAD FINANCIAL CORPORATION
1997 STOCK OPTION AND INCENTIVE PLAN
     This First Amendment to the Westwood Homestead Financial Corporation 1997 Stock Option and Incentive Plan (“Plan”) is effective as of this 30th day of December, 2008.
RECITALS
     WHEREAS, Camco Financial Corporation, a Delaware corporation and successor to Westwood Homestead Financial Corporation (the “Company”), previously adopted the Plan; and
     WHEREAS, the Company may amend the Plan from time to time without the consent of Participants (as defined in the Plan); and
     WHEREAS, the Company desires to amend the Plan for the purposes of complying with Section 409A of the Internal Revenue Code and to make other technical changes.
AMENDMENT
     NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.	Section 2(a) of the Plan is amended by substituting “Section 424(e) and (f)” for “Section 424(c) and (f)” where it appears in Section 2(a).
2.	Section 2(j) of the Plan is hereby deleted in its entirety and is replaced with the following:
     (j) “Company” shall mean Camco Financial Corporation.
3.	The last sentence of Section 7(b) of the Plan is hereby deleted in its entirety and is replaced with the following

If the Common Stock is not readily tradeable on an established securities exchange (within the meaning of Section 409A of the Code), the Market Value per Share of Common Stock shall be its fair market value as determined by the Committee, in its sole and absolute discretion with respect to grants of ISOs and, with respect to grants of Non-ISOs and SARs, shall be determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, that satisfies the requirements of Section 409A of the Code.
4.	Section 11 of the Plan is hereby amended by adding the following sentence to the end thereof:

Any adjustment pursuant to this Section 11 shall be made in accordance with the requirements of Section 409A of the Code, to the extent applicable.

5.	Section 16 of the Plan is hereby amended by adding the following sentence to the end thereof:

Any modification pursuant to this Section 16 shall be made in accordance with the requirements of Section 409A of the Code, to the extent applicable.
6.	Section 18(a) of the Plan is hereby amended by adding the following sentence to the end thereof:

If the Company cannnot issue the shares of Common Stock due to the application of this Section 18(a), the Company shall issue the shares at the earliest date on which the Company reasonably anticipates that the issuance of shares will not cause a violation of the relevant provisions of law.
     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer effective as of the date first set forth above.

CAMCO FINANCIAL CORPORATION

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